UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 1, 2007, BioMed Realty, L.P., the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), entered into a second amended and restated unsecured credit agreement and a first amended and restated secured term loan agreement with KeyBank National Association (“KeyBank”), as administrative agent, and certain other lenders.
     The first amended and restated secured term loan agreement amends the terms of the Company’s $250.0 million secured term loan to, among other things, reduce the borrowing rate, extend the maturity date of the loan to August 1, 2012 and provide greater flexibility with respect to covenants. The amended loan bears interest at a floating rate equal to, at the Company’s option, either (a) reserve adjusted LIBOR plus 165 basis points or (b) the higher of (1) the prime rate then in effect plus 25 basis points and (2) the federal funds rate then in effect plus 75 basis points.
     The second amended and restated unsecured credit agreement increases the Company’s available borrowings under its unsecured line of credit from $500 million to $600 million and extends the maturity date to August 1, 2011. Subject to the administrative agent’s reasonable discretion, the Company may increase the amount of the revolving credit commitments to $1.0 billion upon satisfying certain conditions. In addition, the Company, at its sole discretion, may extend the maturity date of the revolving line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee. The revolving line of credit bears interest at a floating rate equal to, at the Company’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on the Company’s leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on the Company’s leverage.
     The amendments to the Company’s revolving line of credit and secured term loan include certain revised restrictions and covenants which require compliance with financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, leverage ratio, the maximum amount of secured and recourse indebtedness and certain investment limitations.
     The foregoing description of the amendments to the Company’s revolving line of credit and secured term loan does not purport to be complete and is qualified in its entirety by reference to the complete text of the second amended and restated unsecured credit agreement and first amended and restated secured term loan agreement, which are filed as exhibits to this report and incorporated herein by reference.
     In connection with the amendments to the revolving line of credit and secured term loan, BioMed issued a press release, which is attached as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Second Amended and Restated Unsecured Credit Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.

10.2	First Amended and Restated Secured Term Loan Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.

99.1	Press release issued by BioMed Realty Trust, Inc. on August 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	Chief Financial Officer